Exhibit 4(iii)

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [ ], 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CAMCO FINANCIAL CORPORATION AT (740) 435-2020.

The Rights Offering expires at 5:00 p.m., Eastern Time, on , 2012. Camco Financial Corporation (the “Company”) may extend the rights offering without notice to you until , 2012 (such date and time, as it may be extended, the “Expiration Date”).

RIGHTS CERTIFICATE NO.

Camco Financial Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER OF RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE

SEE REVERSE FOR CERTAIN DEFINITIONS

REGISTERED OWNER:

COUNTERSIGNED AND REGISTERED

REGISTRAR AND TRANSER COMPANY

(CRANFORD, NJ)

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock

Subscription Price: Per Share

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE

The Company has distributed, at no charge, to each holder of record of the Company’s Common Stock, $1.00 par value per share (“Common Stock”), (each a “Record Date Stockholder”), as of 5:00 Eastern Time on , 2012 (the “Record Date”), one subscription right (“Subscription Right”) for each share of Common Stock held as of the close of business on the Record Date. Each Subscription Right entitles a Record Date Stockholder to a Basic Subscription Privilege (the “Basic Subscription Privilege”) and an Over-Subscription Privilege (the “Over-Subscription Privilege”). The Basic Subscription Privilege gives each Record Date Stockholder the opportunity to purchase share of Company Common Stock at a subscription price of $ per share. Fractional shares of Company Common Stock resulting from the exercise of the Basic Subscription Privilege will be eliminated by rounding down to the nearest whole share. In the event that a Record Date Stockholder purchases all of the shares of Company Common Stock available pursuant to the Record Date Stockholder’s Basic Subscription Privilege, the Record Date Stockholder may also choose to exercise an Over-Subscription Privilege, subject to the Company’s acceptance of such subscription, reduction or proration and other limitations as described in the Prospectus, to subscribe for a portion of any shares of Company Common Stock that are not purchased by other Record Date Stockholders through the exercise of their Basic Subscription Privilege.

DATED:

SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

CAMCO FINANCIAL CORPORATION

CORPORATE

SEAL

DELAWARE

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

Method Of Exercise Of Rights

In order to exercise your Basic Subscription Privilege and Over-Subscription Privilege, you must properly complete and sign this Rights Certificate in Section 2 below where indicated and return it to the Subscription Agent, Registrar and Transfer Company, together with payment in full for an amount equal to the subscription price multiplied by the total number of shares of Common Stock subscribed for under your Basic Subscription Privilege and Over-Subscription Privilege. To be timely, the Subscription Agent must receive the properly completed and executed Rights Certificate and payment in full for the shares of Common Stock subscribed for at or before 5:00 p.m., Eastern Time, on                     , 2012, unless such date is extended by the Company.

Full payment for the shares of Common Stock subscribed for pursuant to your Basic Subscription Privilege and Over-Subscription Privilege must be made payable in United States dollars by wire transfer, personal check drawn on a U.S. bank, or certified check drawn on Advantage Bank, in each case payable to “Registrar and Transfer Company.” You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.

SECTION 1: EXERCISE AND SUBSCRIPTION: The number of Subscription Rights represented by this Rights Certificate and the maximum number of shares of Common Stock for which you may subscribe under your Basic Subscription Privilege are set forth on the front of this Rights Certificate. Please see “The Rights Offering—Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering” in the Prospectus for a description of the purchase limits applicable to the Stock Offering. The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus.

Step 1—Basic Subscription Privilege

I wish to exercise my full Basic Subscription Privilege or a portion thereof as follows:

Number of Shares of Common Stock Subscribed for Under Your Basic Subscription Privilege		Subscription Price			Payment Due Under Basic Subscription Privilege

	×	$	=	$

Step 2—Over-Subscription Privilege

I have exercised my full Basic Subscription Privilege and in addition to my full Basic Subscription Privilege I wish to subscribe for additional shares under my Over-Subscription Privilege as follows:

Number of Shares of Common Stock Subscribed for Under Your Over- Subscription Privilege*		Subscription Price			Payment Due Under Over- Subscription Privilege

	×	$	=	$

*	The maximum number of shares you may subscribe for under your Over-Subscription Privilege is equal to shares less the number of shares you subscribed for under your full Basic Subscription Privilege, subject to the 9.9% of the total outstanding limitation.

Step 3—Total Shares and Total Amount Enclosed

Total Shares:		Subscription Price		Total Amount Enclosed:

	×	$7.30	=	$
Number of Shares of Common Stock Subscribed for under Basic Subscription Privilege (Step 1) plus Over-Subscription Privilege (Step 2)				Total Payments Due under Basic Subscription Privilege (Step 1) plus Over- Subscription Privilege (Step 2)

I certify that the purchase of common stock pursuant to the Subscription Rights (basic or over-subscription)              will OR              will not result in my (our) owning either directly or indirectly, of record or beneficially, more than              shares of the outstanding common stock.

SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus.

Signature of Subscriber(s)

(address if different than that listed
on this Rights Certificate)
Telephone number
(including area code)

SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5): The Subscription Rights are not transferable in any way, except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Common Stock is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, hand, express mail or overnight courier to Registrar and Transfer Company at the address specified above prior to the Expiration Date.

Complete the following ONLY if the shares of Common Stock subscribed for are to be issued in a name other than that of the registered holder.

Issue Shares to:

Soc. Sec. #/Tax ID#:

Address:

SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5): I/We acknowledge receipt of the Prospectus and understand that, after delivery to Registrar and Transfer Company as Subscription Agent, I/we may not modify or revoke this Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:

Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:	Capacity:

Soc. Sec. #/Tax ID #:

Address:	Phone:

SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4): All Subscription Right holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm:

Authorized Signature:

Address:	Name:

Title:

City, State, Zip Code:

Area Code and Telephone Number:

Any questions regarding this Rights Certificate or submitting payments in the Rights Offering may be directed to Registrar and Transfer Company at (800) 368-5948 or info@rtco.com.

You are advised to review the Prospectus and the Instructions as to Use of Camco Financial Corporation Rights Certificates included with this Rights Certificate. Additional copies of these materials may be obtained from the Company by calling at .